EXHIBIT 32

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND ACTING CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Ray Grimm, Chief Executive Officer and Acting Chief Financial Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report on Form 10-QSB of ACTIS Global Ventures, Inc. (formerly FemOne, Inc.), for the six months ended June 30, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Annual Report on Form 10-KSB fairly presents in all material respects the financial condition and results of operations of ACTIS Global Ventures, Inc.

By:	/s/ Ray W. Grimm, Jr.
Ray W. Grimm, Jr.
Chief Executive Officer and Acting Chief Financial Officer

Date:	August 21, 2006